As filed with the Securities and Exchange Commission on October 6, 1995
                                            Registration No. 33-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ---------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ---------

                      Freeport-McMoRan Copper & Gold Inc.
              (Exact name of issuer as specified in its charter)

                 Delaware                                    74-2480931
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                              1615 Poydras Street
                         New Orleans, Louisiana 70112
                                (504) 582-4000
                   (Address of principal executive offices)

                                  ---------

                      Freeport-McMoRan Copper & Gold Inc.
                            1995 Stock Option Plan
                           (Full title of the plan)

                                  ---------

                             Henry A. Miller, Esq.
                      Freeport-McMoRan Copper & Gold Inc.
                              1615 Poydras Street
                         New Orleans, Louisiana 70112
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (504) 582-4000

                        CALCULATION OF REGISTRATION FEE
=============================================================================

                                         Proposed   Proposed
                                         Maximum    Maximum
                                         Offering   Aggregate     Amount of
 Title of Securities     Amount to be    Price Per  Offering      Registration
  to be Registered        Registered*    Share**    Price**       Fee
--------------------    --------------   ---------  ---------     ------------

Class B Common Stock
 (par value $.10
  per share).........  10,000,000 shares  $25.00    $250,000,000  $86,206.90
=============================================================================

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on October 6, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Freeport-McMoRan Copper & Gold Inc. (the "Company" or the "Corporation") hereby incorporates herein by reference the following documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994;

     (3) The description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form 8-A dated June 27, 1995, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Under the Company's Certificate of Incorporation, the Company is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against the Company to enforce such indemnification rights.

       The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Company's Certificate of Incorporation does not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

       The Company's Certificate of Incorporation also authorizes the Company to enter into indemnification agreements with any such persons providing for indemnification rights to the maximum extent permitted by law.


                                   EXHIBITS


     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.                                 Exhibit
-------                               -------

   4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1995 (the "1995 Second Quarter Form 10-Q"))

   4(b) By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the 1995 Second Quarter Form 10-Q)

   4(c)        1995 Stock Option Plan of the Company

   5           Opinion of Davis Polk & Wardwell

  23(a)        Consent of Arthur Andersen LLP, independent public accountants

  23(b)        Consent of Davis Polk & Wardwell (included in Exhibit 5)

  24           Powers of Attorney


                                 UNDERTAKINGS


         (a)   The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 6th day of October, 1995.

                                   Freeport-McMoRan Copper & Gold Inc.


                                   By    /s/  JAMES R. MOFFETT
                                     ---------------------------------
                                            James R. Moffett
                                         Chairman of the Board


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                    Title                             Date
   ---------                    -----                             ----


 /s/ James R. Moffett      Director, Chairman of the           October 6, 1995
------------------------   Board and Chief Executive
  (James R. Moffett)       Officer (Principal Executive
                           Officer)

 /s/ Richard C. Adkerson*  Executive Vice President            October 6, 1995
------------------------   and Chief Financial Officer
 (Richard C. Adkerson)     (Principal Financial Officer)



 /s/ John T. Eads*              Controller - Financial         October 6, 1995
------------------------        Reporting (Principal
  (John T. Eads)                Accounting Officer)


/s/ Robert W. Bruce III*        Director                       October 6, 1995
------------------------
(Robert W. Bruce III)


 /s/ R. Leigh Clifford*         Director                       October 6, 1995
------------------------
  (R. Leigh Clifford)


 /s/ Thomas B. Coleman*         Director                       October 6, 1995
------------------------
  (Thomas B. Coleman)


  /s/ Bobby E. Cooper*          Director                       October 6, 1995
------------------------
   (Bobby E. Cooper)


/s/ William H. Cunningham*      Director                       October 6, 1995
--------------------------
 (William H. Cunningham)


   /s/ Robert A. Day*           Director                       October 6, 1995
------------------------
    (Robert A. Day)


  /s/ Leland O. Erdahl*         Director                       October 6, 1995
------------------------
   (Leland O. Erdahl)


/s/ William B. Harrison, Jr.*   Director                       October 6, 1995
-----------------------------
(William B. Harrison, Jr.)


 /s/ Henry A. Kissinger*        Director                       October 6, 1995
------------------------
 (Henry A. Kissinger)


 /s/ Bobby Lee Lackey*          Director                       October 6, 1995
------------------------
  (Bobby Lee Lackey)


 /s/ Rene L. Latiolais*         Director                       October 6, 1995
------------------------
  (Rene L. Latiolais)


/s/ Gabrielle K. McDonald*      Director                       October 6, 1995
--------------------------
(Gabrielle K. McDonald)


 /s/ George A. Mealey*          Director                       October 6, 1995
------------------------
  (George A. Mealey)


   /s/ George Putnam*           Director                       October 6, 1995
------------------------
    (George Putnam)


  /s/ B.M. Rankin, Jr.*         Director                       October 6, 1995
------------------------
   (B.M. Rankin, Jr.)


 /s/ Wolfgang F. Siegel*        Director                       October 6, 1995
------------------------
  (Wolfgang F. Siegel)


   /s/ Eiji Umene*              Director                       October 6, 1995
------------------------
     (Eiji Umene)


 /s/ J. Taylor Wharton*         Director                       October 6, 1995
------------------------
   (J. Taylor Wharton)


/s/ Ward W. Woods, Jr.*         Director                       October 6, 1995
------------------------
  (Ward W. Woods, Jr.)


* By /s/ James R. Moffett
    ------------------------
        James R. Moffett
        Attorney-in-Fact


                               INDEX TO EXHIBITS


                                                     Sequentially
Exhibit                                                Numbered
Number                        Exhibit                    Page
--------------    -------------------------------    --------------

  4(a)            Certificate of Incorporation
                  of the Company, as amended
                  (incorporated by reference to
                  Exhibit 3.1 to the Quarterly
                  Report on Form 10-Q of the
                  Company for the quarter ended
                  June 30, 1995 (the "1995
                  Second Quarter Form 10-Q"))

  4(b)            By-Laws of the Company, as
                  amended (incorporated by
                  reference to Exhibit 3.2 to
                  the 1995 Second Quarter Form
                  10-Q)

  4(c)            1995 Stock Option Plan of the
                  Company

  5               Opinion of Davis Polk &
                  Wardwell

 23(a)            Consent of Arthur Andersen
                  LLP, independent public
                  accountants

 23(b)            Consent of Davis Polk &
                  Wardwell (included in Exhibit
                  5)

 24               Powers of Attorney